UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2008 (February 20, 2008)
Date of Report (Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718
New York, NY 10170
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On February 20, 2008 and February 21, 2008, the Company entered into the material agreements described under Item 3.02 below.

Item 3.02: Unregistered Sales of Equity Securities

On February 20, 2008, the Company entered into subscription agreements with four (4) individual investors for an offering of $583,000 in consideration for 1,714,708 shares of Common Stock. In addition, the Company issued warrants to purchase 857,355 shares of common stock exercisable at $0.41 per share, which was equal to 120% of the closing price of the Company’s Common Stock the day before Closing. The warrants will have a term of five (5) years from the closing date.

Also, on February 21, 2008, the Company entered into subscription agreements with one (1) individual investor for an offering of $50,000 in consideration for 131,579 shares of Common Stock. In addition, the Company issued warrants to purchase 65,790 shares of common stock exercisable at $0.46 per share, which was equal to 120% of the closing price of the Company’s Common Stock the day before Closing. The warrants will have a term of five (5) years from the closing date.

The securities described above were sold by officers and/or directors of the Company and no commissions or similar remuneration were paid in connection with the sales.  Each of the investors represented that it was an “accredited investor” and was acquiring the securities for its own account, for investment purposes only; and acknowledged that the securities were not registered under Federal or State securities laws and that the securities could not be transferred or disposed of absent such registration or the availability of an applicable exemption from registration.  In addition, each certificate evidencing the securities bears or will bear a legend describing the restrictions on transferability under applicable law.  No general solicitation or advertising was used in connection with this offering. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder including Rule 506 of Regulation D.

The proceeds of the offering will primarily be used for general corporate purposes.

The Company is obligated to use its best efforts to file a registration statement with the Securities and Exchange Commission including the warrants within 60 days of the date hereof.

The investor(s) include a member of the Company’s Board of Directors.

Item 9.01: Financial Statements and Exhibits

10.1	Form of Subscription Agreement (1)

10.2	Form of Warrant (2)
(1)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2008.
(2)	Incorporated by reference to Exhibit 10.2 to the registrants Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.
By:	/s/ Mathew D. Rosen Matthew D. Rosen, President and Chief Executive Officer

February 25, 2008